AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998        REGISTRATION NO. ____________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               HMI INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)

   DELAWARE                                                 36-1202810
(State or other                                             (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)
                                  3631 PERKINS
                              CLEVELAND, OHIO 44114
                                 (216) 432-1990
                    (Address of principal executive offices)

                                 HEALTH-MOR INC.
                    1992 OMNIBUS LONG-TERM COMPENSATION PLAN
                              (Full Title of Plan)

                             Mark A. Kirk, President
                                  3631 Perkins
                              Cleveland, Ohio 44114
                                 (216) 432-1990
                       (Name, address, including zip code
                          & telephone number, including
                         area code of agent for service)

                                 With a copy to:
                             Carolyn J. Buller, Esq.
                        Squire, Sanders & Dempsey L.L.P.
                                 4900 Key Tower
                                127 Public Square
                           Cleveland, Ohio 44114-1304

------------------------------------------------------------------------------------------------------------------------------------
                                             CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed                          Proposed
Title Of                                             Maximum                           Maximum                        Amount Of
Securities To              Amount To Be              Offering                          Aggregate                      Registration
Be Registered              Registered                Price Per Share (1)               Offering Price (1)             Fee (2)

------------------------------------------------------------------------------------------------------------------------------------

Common Stock               500,000                   $4.125                            $2,062,500                     $608.44
par value $1.00
per share

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h), based on the average of high and low sale prices of HMI Industries Inc.'s Common Shares on the NASDAQ National Market System on February 23, 1998.

(2)      Computed in accordance with Rule 457(h) of the Securities Act of 1933.


================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                            ITEM 1. PLAN INFORMATION

          The documents containing the information specified in this Item 1 will be given to participants in the Health-Mor Inc. 1992 Omnibus Long-Term Compensation Plan (the "Plan") as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.


                ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN
                               ANNUAL INFORMATION

          The documents containing the information specified in this Item 2 will be given to participants in the Plan as specified in Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference and made a part hereof:

          1. The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

          2. The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

          3.      All other documents filed by the Registrant pursuant to
                  Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
                  (1) above.

          All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders. Cumulative voting for the election of directors is not provided for in the Company's Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of the Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

                        ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.


                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          A legal opinion has been rendered by Squire, Sanders & Dempsey L.L.P. to the effect that when issued in accordance with the Plan, Registrant's shares of Common Stock will be duly issued and outstanding and fully paid and non-assessable.


                ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware ("Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses that such officer or director actually and reasonably incurred.

          In Accordance with Delaware Law, Article Fifteenth of the Registrant's Certificate of Incorporation contains a provision limiting the personal liability of the Registrant's directors for violations of their fiduciary duty. Such provision states that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law relating to unlawful payment of a dividend or unlawful stock purchase or redemption; or (iv) for any transaction which the director derived an improper personal benefit.

          Article Fifteenth of the Registrant's Certificate of Incorporation and Article VII of the Registrant's By-Laws provide for indemnification of the Registrant's officers and directors to the fullest extent permitted by applicable law.

          The Registrant maintains insurance policies that insure the Registrant's directors and officers against certain liabilities which might be incurred by reasons of their positions as directors and officers.

                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

                                ITEM 8. EXHIBITS

         The following is a complete list of exhibits filed as a part of or incorporated by reference in this Registration Statement:

         Exhibit No.             Description of Exhibit
         -----------             ----------------------
             4.1                 Certificate of Incorporation of the Registrant (reference is made to Exhibit 3.1 of the Registrant's Annual Report on
                                 Form 10-K for the year ended September 30, 1995, which
                                 exhibit is incorporated herein by reference)

             4.2                 By-Laws of the Registrant (reference is made to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the year ended September 30, 1995, which exhibit is incorporated
                                 herein by reference)

             4.3                 Amended and Restated Credit Agreement among the
                                 Registrant and Bliss Manufacturing Company as borrowers
                                 and Star Bank, N.A. as lender dated as of June 6, 1997
                                 (reference is made to Exhibit 10.09 of the Registrant's Annual
                                 Report of Form 10-K for the year ended September 30, 1997, which exhibit is incorporated herein by reference)

             4.4                 Waiver and Amendment No. 1 to the Amended and Restated
                                 Credit Agreement dated as of December 5, 1997 (reference
                                 is made to Exhibit 10.10(a) of the Registrant's Annual Report of Form 10-K for the year ended September 30, 1997, which
                                 exhibit is incorporated herein by reference)

             4.5                 Amendment No. 2 to Amended and Restated Credit
                                 Agreement dated as of December 24, 1997 (reference is
                                 made to Exhibit 10.10(b) of the Registrant's Annual Report of
                                 Form 10-K for the year ended September 30, 1997, which
                                 exhibit is incorporated herein by reference)

             5                   Opinion of Squire, Sanders & Dempsey L.L.P.
                                 regarding legality

             23.1                Consent of Coopers & Lybrand L.L.P.

             23.2                Consent of Squire, Sanders & Dempsey L.L.P. (contained in
                                 opinion filed as Exhibit 5)

             99                  Health-Mor Inc. 1992 Omnibus Long Term Compensation Plan

                              ITEM 9. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement: (a) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (b) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (c) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (1)(a) and (1)(b) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 24th day of February, 1998.

                                        HMI INDUSTRIES INC.



                                        By:/s/ James R. Malone
                                           -------------------------------------
                                            James R. Malone,
                                            Chairman of the Board and Chief
                                            Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James R. Malone                                                             February 24, 1998
-----------------------------------------------------------                     -----------------
James R. Malone, Chairman of the                                                Date
Board and Chief Executive Officer

/s/ Michael Harper                                                              February 24, 1998
-----------------------------------------------------------                     -----------------
Michael Harper                                                                  Date
Vice President, Corporate Controller and
Chief Accounting Officer

/s/ Robert J. Abrahams                                                          February 24, 1998
-----------------------------------------------------------                     -----------------
Robert J. Abrahams, Director                                                    Date

/s/ Donald L. Baker                                                             February 24, 1998
-----------------------------------------------------------                     -----------------
Donald L. Baker, Director                                                       Date

/s/ Moffat Dunlap                                                               February 24, 1998
-----------------------------------------------------------                     -----------------
Moffat Dunlap, Director                                                         Date

/s/ Mark A. Kirk                                                                February 24, 1998
-----------------------------------------------------------                     -----------------
Mark A. Kirk, Director                                                          Date

/s/ Grace McCarthy                                                              February 24, 1998
-----------------------------------------------------------                     -----------------
Grace McCarthy, Director                                                        Date

/s/ John S. Meany                                                               February 24, 1998
-----------------------------------------------------------                     -----------------
John S. Meany, Jr., Director                                                    Date

/s/ Barry L. Needler                                                            February 24, 1998
-----------------------------------------------------------                     -----------------
Barry L. Needler, Director                                                      Date

/s/ Frank Rasmussen                                                             February 24, 1998
-----------------------------------------------------------                     -----------------
Frank Rasmussen, Director                                                       Date

/s/ Ivan Winfield                                                               February 24, 1998
-----------------------------------------------------------                     -----------------
Ivan Winfield, Director                                                         Date

                                  EXHIBIT INDEX

Exhibit No.        Description of Exhibit
-----------        ----------------------

5                  Opinion of Squire, Sanders & Dempsey L.L.P.
                   regarding legality

23.1               Consent of Coopers & Lybrand L.L.P.

23.2               Consent of Squire, Sanders & Dempsey L.L.P. (contained in opinion filed as Exhibit 5)

99                 Health-Mor Inc. 1992 Omnibus Long-Term Compensation Plan